Exhibit 8.1

LIST OF SUBSIDIARIES

The following is a list of our subsidiaries (which are also the names under which they do business). The jurisdiction of incorporation of these subsidiaries is Portugal unless otherwise indicated.

EDP – Gestão da Produção de Energia, S.A. (“EDP Produção”)

CPPE – Companhia Portuguesa de Produção de Electricidade, S.A. (“CPPE”)

REN – Rede Eléctrica Nacional, S.A. (“REN”)

EDP – Distribuição Energia, S.A. (“EDPD”)

EDP Comercial, S.A. (“EDP Comercial”)

EDP – Energias do Brasil, S.A. (“Energias do Brasil”) (incorporated in Brazil)

EBE – Empresa Bandeirante de Energia, S.A. (“Bandeirante”) (incorporated in Brazil)

Escelsa – Espirito Santo Centrais Eléctricas S.A. (“Escelsa”) (incorporated in Brazil)

Enersul – Empresa Energética do Mato Grosso do Sul S.A. (“Enersul”) (incorporated in Brazil)

Hidrocantábrico – Hidroeléctrica del Cantábrico, S.A. (“Hidrocantábrico”) (incorporated in Spain)

Hidrocantábrico Distribuición Eléctrica, S.A.U. (incorporated in Spain)

Naturcorp Multiservicios, S.A.U. (“Naturcorp”) (incorporated in Spain)

Genesa I, S.L. (“Genesa I”) (incorporated in Spain)

ONI – Operadora Nacional de Interactivos, S.G.P.S., S.A. (“ONI”)

Portgás – Sociedade de Produção e Distribuição de Gás, S.A. (“Portgás”)